UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2007

Opteum Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3305 Flamingo Drive, Vero Beach, Florida		32963
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-231-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 20, 2007, Opteum Inc. (the "Company") that its subsidiary, Opteum Financial Services, LLC ("OFS"), intends to exit its Conduit and Wholesale mortgage loan origination businesses. OFS has ceased accepting new applications in each of these origination channels, effective immediately. These actions are due primarily to the deterioration in the secondary market for closed mortgage loans and continuing weakness in consumer demand for mortgage products and services.

The Company currently estimates that OFS will incur approximately $4.53 million in exit and disposal costs (as defined in Statement of Financial Accounting Standards No. 146 - Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"))associated with these actions as follows:

$0.63 million in "one-time termination benefits" as that term is used in SFAS 146;
$1.40 million in operating lease termination costs; and
$2.50 million in non-cash write-downs of furniture, fixtures and equipment.

With respect to lease termination costs, OFS has assumed that it will be able to sublease space that it is vacating with 12 months or that it will be able to terminate leases in respect of space that it is vacating at a cost of 12 months of rent.

Item 7.01 Regulation FD Disclosure.

On April 20, 2007, Opteum Inc. (the "Company") issued the press release attached as Exhibit 99.1.

This information furnished under this "Item 7.01 Regulation FD Disclosure," including the exhibit related hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press Release of Opteum Inc. dated April 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opteum Inc.

April 20, 2007	By:	Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Opteum Inc. dated April 20, 2007